EXHIBIT 23.3

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


Motors Mechanical Reinsurance Company, Limited:


We hereby consent to the use in Post Effective Amendment No. 2 to Registration Statement No. 33-60105 of Motors Mechanical Reinsurance Company, Ltd. on Form S-2 of our report dated March 1, 1996, included in the Annual Report on Form 10-K for Motors Mechanical Reinsurance Company, Ltd. for the year ended December 31, 1996, and to the use of our report dated March 1, 1996, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



                                                     s/DELOITTE & TOUCHE


Bridgetown, Barbados
April 8, 1997